Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-31784 and 333-161517 on Form S-8 of our report dated March 28, 2014, relating to the consolidated financial statements and financial statement schedules of Onvia, Inc. and subsidiary appearing in this Annual Report on Form 10-K of Onvia, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP Seattle, Washington
March 28, 2014